UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2017

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona		85254
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2017, Nuverra Environmental Solutions, Inc. (the “Company”) appointed Edward A. Lang to serve as the Company’s Executive Vice President, Chief Financial Officer, and principal financial officer. Mr. Lang, age 61, has over 30 years of experience in treasury management, investor relations, risk management, tax planning and compliance, and other corporate finance matters.

Prior to joining the Company, he served as Senior Vice President – Finance of Republic Services, Inc. (“Republic”) from December 2008 to June 2015, and prior to that as Vice President – Treasurer of Republic from October 1998 to December 2008. Republic is a Fortune 500 company, traded on the New York Stock Exchange, and is the second-largest service provider in the domestic non-hazardous solid waste industry. Prior to his service at Republic, Mr. Lang served for over nine years in various corporate finance and treasury positions at Dole Food Company, including two years as Vice President – Treasurer. Mr. Lang is a graduate of the University of Southern California, with a B.S. in Real Estate Finance, and he also holds an M.B.A. in Finance and Information Systems from Indiana University.

There are no (i) family relationships, as defined in Item 401 of Regulation S-K, between Mr. Lang and any of the Company’s executive officers or directors, or any person nominated to become a director or executive officer, (ii) arrangements or understandings between Mr. Lang and any other person pursuant to which Mr. Lang was appointed as Executive Vice President and Chief Financial Officer of the Company, or (iii) transactions in which Mr. Lang has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Lang’s appointment, he entered into an Employment Agreement with the Company (the “Employment Agreement”), effective as of August 23, 2017. Pursuant to the Employment Agreement, Mr. Lang will serve as the Executive Vice President and Chief Financial Officer of the Company for a three year term, with such term to be automatically extended for successive one-year periods thereafter, unless either the Company or Mr. Lang provide at least three months prior written notice of termination pursuant to the terms of the Employment Agreement.

For Mr. Lang’s services, he will be paid an annual base salary of $350,000, which shall be reviewed annually by the Company’s board of directors (the “Board”) or its Compensation and Nominating Committee to determine whether the annual base salary should be increased and, if so, in what amount. In addition, Mr. Lang will receive insurance benefits and shall be entitled to participate in any of the Company’s current or future incentive compensation plans and the management incentive plan to be adopted by the Board pursuant to the Company’s plan of reorganization. In connection with the commencement of Mr. Lang’s employment, he is entitled to receive a one-time cash bonus of $25,000, which is subject to full reimbursement in the event Mr. Lang resigns from his position within the first twelve months of his employment.

In the event Mr. Lang is terminated for Cause (as defined in the Employment Agreement) or voluntarily terminates his employment without Good Reason (as defined in the Employment Agreement) he shall be entitled to payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment. In the event Mr. Lang is terminated without Cause or terminates his employment for Good Reason, in each case that occurs without connection to a Change of Control (as defined in the Employment Agreement), Mr. Lang shall be entitled to (i) payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment, (ii) a lump sum severance pay amount equal to the sum of twelve months base salary in effect immediately prior to the date of termination and twelve months of the Company’s COBRA premiums in effect on the date of termination, (iii) a lump sum amount equal to at least 100% of the bonus or bonuses attributable to the fiscal year during which the termination occurs based on actual performance results through the full fiscal year, and (iv) acceleration in full of the vesting and/or exercisability of all non-performance based equity awards outstanding. In the event Mr. Lang is terminated without Cause or terminates his employment for Good Reason, either of which occurs within twelve months after a Change of Control, or if Mr. Lang is terminated by the Company without Cause within six months prior to a Change of Control if such termination was in contemplation of such Change of Control, he shall be entitled to the payment described above with the following revisions: (i) Mr. Lang will receive an additional lump sum severance payment equal to the sum of twelve months base salary in effect immediately prior to the date of termination and twelve months of the Company’s COBRA premiums in effect on the date of termination, (ii) in lieu of the lump sum bonus amount described above, he will receive a lump sum payment equal to 100% of all bonuses attributable to the fiscal year during which the termination occurs at target, and (iii) acceleration in full of all performance-based equity awards (in addition to acceleration of any time-based equity awards).

During and after termination of the Employment Agreement, Mr. Lang is obligated to maintain the Company’s confidential information in confidence. In addition, he agrees to certain non-competition and non-solicitation covenants for a one-year period following any termination of his employment.

The foregoing description of the Employment Agreement is only a summary and does not purport to be a complete description of the terms and conditions under the Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of August 23, 2017, between Edward A. Lang and Nuverra Environmental Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: August 29, 2017	By:	/s/ Joseph M. Crabb
	Name:	Joseph M. Crabb
	Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated August 23, 2017, between Edward A. Lang and Nuverra Environmental Solutions, Inc.